Exhibit 10.18.3

THIRD AMENDMENT

TO THE NCR NONQUALIFIED EXCESS PLAN

AMENDMENT TO THE NCR NONQUALIFIED EXCESS PLAN (the “Plan”) as restated and in effect January 1, 1996 by NCR Corporation (“NCR”).

WHEREAS, the Plan was amended and restated effective January 1, 1996, and amended by a First Amendment effective September 1, 2004, to admit no new participants in the Plan and cease benefit accruals for all participants other than a grandfathered group, and a Second Amendment effective January 1, 2006; and

WHEREAS, NCR desires to amend the Plan to cease accruals as of December 31, 2006 and to make other technical corrections;

NOW, THEREFORE, NCR does hereby amend the Plan, effective December 31, 2006, as follows:

1.	The first paragraph of Section 3.1, as amended by the First Amendment, is hereby amended in its entirety to read as follows:

“3.1 Each Participant (or the Beneficiary of a deceased Participant) shall be entitled to a benefit under this Plan equal to the excess of (i) the benefit to which he or she would be entitled under the Pension Plan (including the portion of the PensionPlus benefit attributable to years after December 31, 1994, but disregarding the 1985 Minimum Benefit), calculated without regard to the limitations set forth in Section 415 or Section 401(a)(17) of the Code for years of service after the later of December 31, 1994 or the date participation in the Plan commences, over (ii) the Participant’s actual benefits from the Pension Plan. For purposes of calculating the benefit, any partial month of service shall count as a whole month, and only compensation earned while participating shall be included. Because the Pension Plan benefit ceased to accrue effective December 31, 2006, no additional benefit will accrue under this Plan after December 31, 2006, and the calculation of the benefit under this Plan shall be done as of December 31, 2006. Notwithstanding the foregoing provisions of this paragraph, interest shall continue to be credited to the portion of a Participant’s benefit under this Plan that is based on the Participant’s PensionPlus benefit under the Pension Plan in the same manner as interest continues to be credited to the Participant’s PensionPlus Account under the pension Plan.”

IN WITNESS WHEREOF, NCR has caused this amendment to the Plan to be executed this 18th day of December, 2006.

FOR NCR CORPORATION

By:	/s/ Bridie Fanning
Bridie Fanning
Senior Vice President, Human Resources